Exhibit 99.1

Globus Medical Reports 2014 Third Quarter Results
Record Sales and Profits

AUDUBON, PA, October 30, 2014: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced its financial results for the third quarter ended September 30, 2014.

•	Worldwide sales were $117.8 million, a 9.9% increase over the third quarter of 2013

•	Third quarter net income was $23.1 million, compared to $20.3 million in the third quarter of 2013

•	Fully diluted earnings per share (EPS) were $0.24 in the quarter, compared to $0.22 in 2013

•	Quarterly Non-GAAP Adjusted EBITDA was 35.6% of sales, an increase over the 33.4% in 2013

David Paul, Chairman and CEO said, "We are very pleased with our record sales in the third quarter. This result can be attributed to consistent, steady execution of our growth strategy over the past several quarters, primarily the introduction of innovative technology and the expansion of our sales footprint, both in the U.S. and abroad. EPS was also a record this quarter, as we continue to see operating leverage in all facets of the business, while maintaining our disciplined approach to spending. Lastly, we are excited by the potential of our recently announced acquisition of Transplant Technologies of Texas."

Third quarter net sales were $117.8 million, as compared to $107.2 million last year, representing a 9.9% increase. Sales in the US and international grew by 8.7% and 23.2%, respectively, over the same quarter in 2013. Third quarter International sales represent 9.5% of total sales.

Non-GAAP Adjusted EBITDA for the quarter was 35.6% of net sales, compared to 33.4% for the third quarter last year. GAAP net income for the quarter was $23.1 million, or $0.24 per diluted share, as compared to $20.3 million, or $0.22 per diluted share, in the third quarter of 2013.

Cash, cash equivalents and marketable securities ended the quarter at $345.8 million, increasing by $32.8 million during the quarter. The company remains debt free.

The Company also announced the resignation of Rick Baron, Senior Vice President and Chief Financial Officer. Mr. Baron, who is resigning to pursue other interests, will remain with the Company to assist with the transition during the search for his replacement. As part of the Company’s transition plan, Mr. Baron will step down as the Company’s Chief Financial Officer, effective on November 3, 2014, to allow him to focus on issues related to the transition. Dave Demski, the Company’s President and Chief Operating Officer, will also assume the role of the Company’s Chief Financial Officer on an interim basis until the new Chief Financial Officer is hired. Mr. Demski previously served as the Company’s Chief Financial Officer from 2003 until his promotion to President and Chief Operating Officer in 2008.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2014 third quarter results and the recently announced acquisition with the investment community at 5:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants

1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

If you are unable to participate during the live teleconference, the call will be archived until Thursday, November 13, 2014. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The pass code for the audio replay is 2863-3214.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, Adjusted EBITDA, which represents net income before interest (income)/expense, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, changes in the fair value of acquisition-related contingent consideration, provision for litigation and provision for litigation - cost of goods sold, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. In addition, for the periods ended September 30, 2014 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represent net income and diluted earnings per share, respectively, before provisions for litigation, which is net of the tax effects of such provisions. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operative performance from period to period as they remove the effects of litigation, which we believe are not reflective of underlying business trends. We also define the non-GAAP measure of Free Cash Flow as the net cash provided by operating activities less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.

Adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share and Free Cash Flow are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of Adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share and Free Cash Flow may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Sales	$117,787	$107,187	$345,570	$319,214
Cost of goods sold	27,686	25,315	79,581	72,309
Provision for litigation - cost of goods sold	—	—	—	1,260
Gross profit	90,101	81,872	265,989	245,645

Operating expenses:
Research and development	8,146	6,568	23,283	20,452
Selling, general and administrative	46,986	45,702	140,089	136,849
Provision for litigation	46	99	3,899	18,418
Total operating expenses	55,178	52,369	167,271	175,719

Operating income	34,923	29,503	98,718	69,926
Other income/(expense), net	(124)	197	446	255
Income before income taxes	34,799	29,700	99,164	70,181
Income tax provision	11,738	9,390	34,317	22,554

Net income	$23,061	$20,310	$64,847	$47,627

Earnings per share:
Basic	$0.24	$0.22	$0.69	$0.52
Diluted	$0.24	$0.22	$0.68	$0.51
Weighted average shares outstanding:
Basic	94,399	93,028	94,111	92,418
Diluted	95,475	94,422	95,378	94,044

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$169,449	$89,962
Short-term marketable securities	129,302	148,962
Accounts receivable, net of allowances of $1,733 and $1,581, respectively	62,598	62,414
Inventories	77,430	70,350
Prepaid expenses and other current assets	6,183	5,080
Income taxes receivable	2,101	2,723
Deferred income taxes	37,750	37,317
Total current assets	484,813	416,808
Property and equipment, net of accumulated depreciation of $113,868 and $99,910, respectively	66,062	64,150
Long-term marketable securities	47,028	36,528
Intangible assets, net	29,139	29,537
Goodwill	18,372	18,372
Other assets	1,025	909
Total assets	$646,439	$566,304

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	9,703	10,073
Accounts payable to related party	3,945	2,656
Accrued expenses	55,606	51,125
Income taxes payable	2,062	2,358
Business acquisition liabilities, current	1,443	1,730
Total current liabilities	72,759	67,942
Business acquisition liabilities, net of current portion	15,348	15,528
Deferred income taxes	1,734	6,385
Other liabilities	2,790	4,089
Total liabilities	92,631	93,944
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 94,464 and 93,443 shares at September 30, 2014 and December 31, 2013, respectively	94	93
Additional paid-in capital	170,885	153,987
Accumulated other comprehensive loss	(1,307)	(1,009)
Retained earnings	384,136	319,289
Total equity	553,808	472,360
Total liabilities and equity	$646,439	$566,304

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
(In thousands)	September 30, 2014	September 30, 2013
Cash flows from operating activities:
Net income	$64,847	$47,627
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,057	14,211
Amortization of premium on marketable securities	2,073	1,476
Provision for excess and obsolete inventories	5,439	6,405
Stock-based compensation	5,211	3,865
Allowance for doubtful accounts	236	234
Change in deferred income taxes	(5,115)	(11,138)
(Increase)/decrease in:
Accounts receivable	(886)	(2,143)
Inventories	(12,535)	(15,715)
Prepaid expenses and other assets	(1,325)	(3,587)
Increase/(decrease) in:
Accounts payable	(2,253)	1,022
Accounts payable to related party	1,289	730
Accrued expenses and other liabilities	3,855	19,639
Income taxes payable/receivable	334	(1,813)
Net cash provided by operating activities	77,227	60,813

Cash flows from investing activities:
Purchases of marketable securities	(161,149)	(186,748)
Maturities of marketable securities	144,207	19,000
Sales of marketable securities	24,028	4,979
Purchases of property and equipment	(15,659)	(18,475)
Net cash used in investing activities	(8,573)	(181,244)

Cash flows from financing activities:
Payment of business acquisition liabilities	(900)	(1,000)
Proceeds from issuance of common stock	7,644	6,221
Excess tax benefit related to nonqualified stock options	4,044	4,519
Net cash provided by financing activities	10,788	9,740

Effect of foreign exchange rate on cash	45	198

Net increase/(decrease) in cash and cash equivalents	79,487	(110,493)
Cash and cash equivalents, beginning of period	89,962	212,400
Cash and cash equivalents, end of period	$169,449	$101,907

Supplemental disclosures of cash flow information:
Interest paid	32	42
Income taxes paid	$36,362	$30,956

The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands, except percentages)	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net income	$23,061	$20,310	$64,847	$47,627
Interest income, net	(181)	(146)	(577)	(336)
Provision for income taxes	11,738	9,390	34,317	22,554
Depreciation and amortization	5,373	4,859	16,057	14,211
EBITDA	39,991	34,413	114,644	84,056
Stock-based compensation	1,661	1,387	5,211	3,865
Provision for litigation	46	99	3,899	18,418
Provision for litigation - cost of goods sold	—	—	—	1,260
Change in fair value of acquisition-related contingent consideration	263	(134)	416	10
Adjusted EBITDA	$41,961	$35,765	$124,170	$107,609
Adjusted EBITDA as a percentage of sales	35.6%	33.4%	35.9%	33.7%
Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net income	$23,061	$20,310	$64,847	$47,627
Provision for litigation, net of taxes	30	65	2,527	11,897
Provision for litigation - cost of goods sold, net of taxes	—	—	—	816
Non-GAAP Net Income	$23,091	$20,375	$67,374	$60,340
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(Per share amounts)	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Diluted earnings per share, as reported	$0.24	$0.22	$0.68	$0.51
Provision for litigation, net of taxes	—	—	0.03	0.12
Provision for litigation - cost of goods sold, net of taxes	—	—	—	0.01
Non-GAAP diluted earnings per share	$0.24	$0.22	$0.71	$0.64

Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net cash provided by operating activities	$35,645	$33,557	$77,227	$60,813
Purchases of property and equipment	(3,428)	(5,519)	(15,659)	(18,475)
Non-GAAP free cash flow	$32,217	$28,038	$61,568	$42,338
Liquidity and Capital Resources:

(In thousands)	September 30, 2014	December 31, 2013
	(unaudited)
Cash and cash equivalents	$169,449	$89,962
Short-term marketable securities	129,302	148,962
Long-term marketable securities	47,028	36,528
Total cash, cash equivalents and marketable securities	$345,779	$275,452

Available borrowing capacity under revolving credit facility	50,000	50,000
Working capital	$412,054	$348,866

Contact:
Ed Joyce
Director, Investor Relations
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com